                                                                   Exhibit 99.1



FOR IMMEDIATE RELEASE


                  American Business Financial Services, Inc. Reports
                   Fiscal First Quarter 2004 Financial Results


Philadelphia, PA, November 5, 2003 - American Business Financial Services, Inc. (NASDAQ: ABFI), today announced its financial results for the first quarter of fiscal 2004, ended September 30, 2003. The Company reported a net loss of $26.3 million, or $8.91 per fully diluted share, on revenues of $20.2 million for the quarter, compared to net income of $1.8 million, or $0.61 per fully diluted share, on revenues of $74.5 million during the first quarter of fiscal 2003.

Albert W. Mandia, Executive Vice President and Chief Financial Officer of American Business Financial Services said, "The quarterly loss was primarily due to liquidity issues which substantially reduced our ability to originate loans and generate revenues, our inability to complete a securitization of loans during the quarter, and $10.8 million of pre-tax non-cash charges for valuation adjustments on our securitization assets charged to the income statement." Subsequent to the quarter ended September 30, 2003, the Company entered into new credit facilities for future loan originations. Mandia further commented that "the Company has adjusted its business strategy to emphasize more whole loan sales."

According to Mandia, "As we have previously reported to investors, we fully expected quarterly losses as we began to rely less on large, publicly underwritten securitizations and more on originating whole loans for sale, supplemented by smaller privately placed securitizations. While we anticipate incurring operating losses through at least the third quarter of fiscal 2004, we believe that our adjusted business strategy will allow us to attain profitable operations. We believe this strategy will be the foundation to our long-term goal of improving shareholder value."

During the quarter, ABFI recorded total pre-tax non-cash adjustments on securitization assets of $16.7 million, of which $10.8 million was charged to the income statement and $5.9 million was charged to other comprehensive income, a component of stockholders' equity. These write-downs of interest-only strips and servicing rights, referred to as the Company's securitization assets, primarily reflect the impact of higher than anticipated prepayments on securitized loans experienced in fiscal 2004 due to the continuing low interest rate environment. For the same period in fiscal 2003, ABFI recorded total pre-tax valuation adjustments of $16.7 million, of which $12.1 million was charged to the income statement and $4.6 million was charged to other comprehensive income.

During the three-month period ended September 30, 2003, the Company originated only $124.1 million in loans, compared to $370.7 million in loans for the same prior year period. A contributing factor to this reduction in origination volume is that at September 30, 2003, the Company had only $147.0 million in revolving credit facilities available, of which $108.6 million was drawn upon. The Company anticipates that under its adjusted business strategy, it will need to increase its loan originations to approximately $700.0 million to $800.0 million per quarter to return to profitable operations. The Company's short-term plan to achieve these levels of loan originations includes replacing the loan origination employees it recently lost, and creating an expanded broker initiative.

During the first quarter of fiscal 2004, the Company completed the sale of $493.3 million in whole loans through agreements with various buyers.

Additionally, the Company took steps to implement elements of its adjusted business strategy, including:

   o Entering into two new mortgage loan warehouse facilities totaling $450 million to fund loan originations.

   o Refinancing a mortgage warehouse conduit with $40.0 million of loans and transferring $133.0 million of loans to such conduit.

   o Expanding its product line to include home equity loans across a range of interest rates, as well as adjustable rate mortgages.

   o Consolidating some of its operating functions to create loan origination efficiencies.

   o  Creating a hiring program for loan origination and administrative staff.

"While none of these developments signal an immediate return to profitability, they are important steps we've taken in implementing our adjusted business strategy," Mandia said.

American Business Financial Services, Inc. is a diversified financial services company operating predominantly in the eastern and central portions of the United States. The Company primarily originates, sells and services home equity and business purpose loans through a combination of channels, including a national processing center located at its centralized operating office in Philadelphia, Pennsylvania, and a regional processing center in Roseland, New Jersey. The Company also processes and purchases home equity loans from other financial institutions through its Bank Alliance Services program.

For further information, contact Albert W. Mandia, Executive Vice President and Chief Financial Officer, 215-940-4504, or Keith Bratz, VP--Corporate Communications, 215-940-4525.

                                      # # #

Certain statements contained in this press release, which are not historical fact, may be deemed to be forward-looking statements under federal securities laws. There are many important factors that could cause American Business Financial Services, Inc. and its subsidiaries' actual results to differ materially from those indicated in the forward-looking statements. Such factors include, but are not limited to, general economic conditions, including interest rate risk, future residential real estate values, regulatory changes (legislative or otherwise) affecting the mortgage lending and real estate industries, regulatory investigations of lending practices, lending to credit-impaired borrowers, competition, demand for the Company's products, relationships with brokers, ability to obtain financing, loan prepayment rates, delinquency and default rates, access to securitization markets, changes in factors influencing or interruptions in securitization and whole loan sale markets, ability to successfully implement changes in business strategy, amount of debt outstanding, restrictive covenants in debt instruments and other risks identified in American Business Financial Services, Inc.'s Securities and Exchange Commission filings.

                   American Business Financial Services, Inc.
                        Consolidated Statements of Income
              (dollar amounts in thousands, except per share data)

                                                                                  Three Months Ended
                                                                                     September 30,
                                                                               ------------------------
                                                                                2003              2002
                                                                               ------            ------
                                                                                      (Unaudited)
REVENUES
        Gain on sale of loans:
                Securitizations                                                $     799       $ 58,011
                Whole loan sales                                                   2,921             35
        Interest and fees                                                          4,653          4,133
        Interest accretion on interest-only strips                                11,109         10,747
        Servicing income                                                             718          1,537
        Other income                                                                   1              4
                                                                               ---------       --------
                Total Revenues                                                    20,201         74,467
                                                                               ---------       --------
EXPENSES
        Interest                                                                  16,818         17,083
        Provision for credit losses                                                4,156          1,538
        Employee related costs                                                    13,852          9,575
        Sales and marketing                                                        2,841          6,688
        General and administrative                                                19,215         20,925
        Trading (gains) and losses                                                (5,108)         3,440
        Securitization assets valuation adjustments                               10,795         12,078
                                                                               ---------       --------
                Total Expenses                                                    62,569         71,327
                                                                               ---------       --------
INCOME (LOSS) BEFORE PROVISION
        FOR INCOME TAXES                                                         (42,368)         3,140

PROVISION FOR INCOME TAX
        EXPENSE (BENEFIT)                                                        (16,100)         1,319

NET INCOME (LOSS)                                                              $ (26,268)         1,821
                                                                               =========       ========
EARNINGS (LOSS) PER COMMON SHARE
        Basic                                                                  $   (8.91)      $   0.64
                                                                               =========       ========
        Diluted                                                                $   (8.91)      $   0.61
                                                                               =========       ========

        Average Common Shares (in thousands):
                Basic                                                              2,947          2,856
                Diluted                                                            2,947          2,985

          American Business Financial Services, Inc. and Subsidiaries
                          Consolidated Balance Sheets
                         (dollar amounts in thousands)

                                                                           September 30, 2003                June 30, 2003
                                                                           -------------------               -------------
                                                                               (Unaudited)                      (Note)
Assets
Cash and cash equivalents                                                       $ 27,217                       $ 47,475
Loan and lease receivables, net
        Available for sale                                                       162,688                        271,402
        Interest and fees                                                         17,396                         15,179
        Other                                                                     24,681                         23,761
        Interest-only strips (includes the fair value of over-
          collateralization related cash flows of $263,462
          at September 30, 2003 and $279,245 at June 30, 2003)                   545,583                        598,278
Servicing rights                                                                 106,072                        119,291
Receivable for sold loans                                                              -                         26,734
Prepaid expenses                                                                   9,061                          3,477
Property and equipment, net                                                       28,314                         23,302
Deferred income tax asset                                                          1,042                              -
Other assets                                                                      28,452                         30,452
                                                                                --------                    -----------
Total assets                                                                    $950,506                    S 1,159,351
                                                                                ========                    ===========
Liabilities and Stockholders' Equity
Liabilities
Subordinated debt                                                               $687,585                        719,540
Warehouse lines and other notes payable                                          109,410                        212,916
Accrued interest payable                                                          43,751                         45,448
Accounts payable and other accrued expenses                                       32,725                         30,352
Deferred income tax liability                                                          -                         17,036
Other liabilities                                                                 65,213                         91,990
                                                                                --------                    -----------
Total liabilities                                                               $938,684                    $ 1,117,282
                                                                                ========                    ===========
Stockholders' Equity
Preferred stock, par value $.001, authorized, 3,000,000
        shares; Issued and outstanding, none                                           -                              -
Common stock, par value $.001, authorized, 9,000,000 shares
        Issued: 3,653,165 shares at September 30, 2003 and
        3,653,165 shares at June 30, 2003 (including treasury shares
        of 706,273 at September 30, 2003 and 706,273 at June 30, 2003)                 4                              4
Additional paid-in capital                                                        23,985                         23,985
Accumulated other comprehensive income                                            10,561                         14,540
Retained earnings (deficit)                                                      (13,164)                        13,104
Treasury stock, at cost                                                           (8,964)                        (8,964)
                                                                                --------                    -----------
                                                                                  12,422                         42,669
Note receivable                                                                     (600)                          (600)
                                                                                --------                    -----------
Total stockholders' equity                                                        11,822                         42,069
                                                                                --------                    -----------
Total liabilities and stockholders' equity                                      $950,506                    $ 1,159,351
                                                                                ========                    ===========


Note: The balance sheet at June 30, 2003 has been derived from the audited financial statements at that date.

                   American Business Financial Services, Inc.
                            Managed Portfolio Quality
                      (for the last three fiscal quarters)

     The following table provides data concerning delinquency experience, real estate owned and loss experience for the managed loan and lease portfolio. See Attachment A for a reconciliation of total managed portfolio and managed REO measures to our balance sheet. Previously delinquent loans subject to deferment and forbearance arrangements are not included in this table if borrowers are current on principal and interest payments as required under the terms of the original note (exclusive of delinquent payments advanced or fees paid by us on the borrower's behalf as part of the deferment or forbearance arrangement) (dollars in thousands):

                                        September 30, 2003          June 30, 2003             March 31, 2003
                                  --------------------------  ------------------------  ------------------------
Delinquency by Typ                     Amount         %             Amount       %            Amount        %
------------------                     ------        ----          -------       ---          ------       ----
Business Purpose Loans
Total managed portfolio........... $   364,970                  $   393,098              $   392,228
                                   ===========                  ===========              ===========
Period of delinquency:

    31-60 days.................... $     5,761       1.57%      $     4,849     1.23%    $     5,526       1.41%
    61-90 days....................       6,129       1.68             4,623     1.18           2,718       0.69
    Over 90 days..................      42,831      11.74            38,466     9.79          35,286       9.00
                                   -----------      -----       -----------    -----        --------      -----
    Total delinquencies........... $    54,721      14.99%      $    47,938    12.20%       $ 43,530      11.10%
                                   ===========      =====       ===========    =====        ========      ======
REO............................... $     4,491                  $     5,744                 $  4,506
                                   ===========                  ===========                 ========
Home Equity Loans
Total managed portfolio........... $ 2,601,125                  $ 3,249,501              $ 3,073,392
                                   ===========                  ===========              ===========
Period of delinquency:
    31-60 days.................... $    53,514       2.06%      $    48,332     1.49%    $    47,809       1.56%
    61-90 days....................      36,729       1.41            24,158     0.74          23,261       0.76
    Over 90 days..................     122,997       4.73           108,243     3.33         104,939       3.41
                                   -----------      -----      ------------    -----     -----------     ------
    Total delinquencies........... $   213,240       8.20%      $   180,733     5.56%    $   176,009       5.73%
                                   ===========      =====       ===========    =====     ===========     ======
REO............................... $    21,561                  $    22,256              $    30,704
                                   ===========                  ===========              ===========
Equipment Leases
Total managed portfolio........... $     5,705                  $     8,475              $    12,185
                                   ===========                  ===========              ===========
Period of delinquency:
    31-60 days................... .$       248       4.34%      $       162     1.91%    $       379       3.11%
    61-90 days....................          40       0.70                83     0.98              89       0.72
    Over 90 days..................         200       3.51               154     1.82              85       0.70
                                   -----------     ------       -----------   ------     -----------     ------
    Total delinquencies........... $       488       8.55%      $       399     4.71%    $       553       4.53%
                                   ===========     ======       ===========   ======     ===========     ======
Combined
--------
Total managed portfolio........... $ 2,971,800                  $ 3,651,074              $ 3,477,805
                                   ===========                  ===========              ===========
Period of delinquency:
    31-60 days.................... $    59,523       2.00%      $    53,343     1.46%    $    53,714       1.55%
    61-90 days....................      42,898       1.44            28,864     0.79          26,068       0.75
    Over 90 days..................     166,028       5.59           146,863     4.02         140,310       4.03
                                   -----------      -----       -----------    -----     -----------      -----
    Total delinquencies........... $   268,449       9.03%      $   229,070     6.27%    $   220,092       6.33%
                                   ===========      =====       ===========    =====     ===========      =====
REO............................... $    26,052       0.88%      $    28,000     0.77%    $    35,210       1.01%
                                   ===========      =====       ===========    =====     ===========      =====
Losses experienced during the
    three month period(a)(b):
    Loans......................... $     8,100       0.97%      $     7,390     0.83%    $     8,405       0.99%
                                                    =====                      =====                      =====
    Leases........................           1       0.06%               55     2.14%            176       4.82%
                                   -----------      =====      ------------    =====     -----------      =====
    Total managed portfolio....... $     8,101       0.97%      $     7,445     0.84%    $     8,581       1.01%
                                   ===========      =====       ===========    =====     ===========      =====

(a)  Percentage based on annualized losses and average managed portfolio.
(b) Losses recorded on our books were $3.5 million ($1.5 million from charge-offs through the provision for loan losses and $2.0 million for write downs of real estate owned) and losses absorbed by loan securitization trusts were $4.6 million for the three months ended September 30, 2003. Losses recorded on our books were $4.2 million ($0.9 million from charge-offs through the provision for loan losses and $3.3 million for write downs of real estate owned) and losses absorbed by loan securitization trusts were $3.3 million for the three months ended June 30, 2003. Losses recorded on our books were $6.1 million ($3.1 million from charge-offs through the provision for loan losses and $3.0 million for write downs of real estate owned) and losses absorbed by loan securitization trusts were $2.5 million for the three months ended March 31, 2003. Losses recorded on our books include losses for loans we hold as available for sale or real estate owned and loans repurchased from securitization trusts.

          AMERICAN BUSINESS FINANCIAL SERVICES, INC. AND SUBSIDIARIES
                               SEPTEMBER 30,2003
                               LOAN ORIGINATIONS
                                 (in thousands)

                                                          Three Months Ended
                                                             September 30,
                                                        -----------------------
                                                          2003           2002
                                                        --------      ---------
Business purpose loans                                 $       -         28,863
Home equity loans                                        124,052        341,852
                                                       ---------      ---------
Total loan originations                                $ 124,052      $ 370,715
                                                       ---------      ---------

                                                                   Attachment A

                    American Business Financial Services, Inc
                  Reconciliation of Non-GAAP Financial Measures

The earnings release contains non-GAAP financial measures. For purposes of the Securities and Exchange Commission Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flow that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statement) of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to accounting principles generally accepted in the United States of America. Pursuant to the requirements of Regulation G, we have provided in this addendum a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure.

Reconciliation of managed portfolio measures (Dollars in thousands):


--------------------------------------------------------------------------------
September 30, 2003:
                                                             Delinquencies
--------------------------------------------------------------------------------
                                                           Amount          %
                                                         ----------       ---
On-balance sheet loan and
  lease receivables                        $   164,108   $  11,825       7.21%
Securitized loan and lease
  receivables                                2,807,692     256,624       9.14%
                                           -----------   ---------
Managed portfolio                          $ 2,971,800   $ 268,449       9.03%

On-balance sheet REO                       $     4,566
Securitized REO                                 21,486
                                           -----------
Managed REO                                $    26,052
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
June 30, 2003:
                                                             Delinquencies
--------------------------------------------------------------------------------
                                                           Amount           %
                                                         -----------       ---
On-balance sheet loan and
  lease receivables                        $   265,764   $   5,412        2.04%
Securitized loan and lease
  receivables                                3,385,310     223,658        6.61%
                                           -----------   ---------
Managed portfolio                           $3,651,074   $ 229,070        6.27%

On-balance sheet REO                       $     4,776
Securitized REO                                 23,224
                                           -----------
Managed REO                                $    28,000
--------------------------------------------------------------------------------






--------------------------------------------------------------------------------
March 31, 2003:
                                                             Delinquencies
--------------------------------------------------------------------------------
                                                          Amount            %
                                                        ----------         ---
On-balance sheet loan and
  lease receivables                        $    51,347   $   5,992       11.67%
Securitized loan and lease
  receivables                                3,426,458     214,100        6.25%
                                           -----------   ---------
Managed portfolio                          $ 3,477,805   $ 220,092        6.33%

On-balance sheet REO                       $     6,348
Securitized REO                                 28,862
                                           -----------
Managed REO                                $    35,210
--------------------------------------------------------------------------------